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                                                                    Exhibit 23.3





The Board of Directors
Acxiom Corporation


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy
Statement/Prospectus.





                                                  /s/ KPMG Peat Marwick LLP



Little Rock, Arkansas
August 14, 1998